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                                                                     EXHIBIT 4.2

Main doc. no.: See footer below.
Data doc. no.: __________
Legends doc. no.: __________
Receipts doc. no.: __________

                      INCORPORATED UNDER THE LAWS OF TEXAS

                                  June 5, 1979

                                                  SERIES A CONVERTIBLE PREFERRED

  No. [_____]                                          **[Number of Shares]**

                                 EPICEDGE, INC.

                                 S P E C I M E N
  TRANSFER SUBJECT TO RESTRICTIONS LEGENDED ON THE REVERSE OF THIS CERTIFICATE

      THIS CERTIFIES THAT [NAME OF STOCKHOLDER] is the owner of [Number of Shares] Shares of the Series A Convertible Preferred Stock, par value $.01 per share, of

                                 EpicEdge, Inc.

transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed.

      In Witness Whereof, the duly authorized officers of this corporation have hereunder subscribed their names and caused the corporate seal to be hereto affixed on this _____ day of ___________________, ______.

______________________________                    ______________________________
SECRETARY                                         PRESIDENT
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THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.

THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN
SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("ISO"). IN ORDER TO OBTAIN THE PREFERENTIAL TAX TREATMENT AFFORDED TO ISOS, THE SHARES SHOULD NOT BE TRANSFERRED PRIOR TO THE LATER OF TWO YEARS AFTER THE DATE OF OPTION GRANT OR ONE YEAR AFTER THE DATE OF EXERCISE. SHOULD THE REGISTERED HOLDER ELECT TO TRANSFER ANY OF THE SHARES PRIOR TO THIS DATE AND FOREGO ISO TAX TREATMENT, THE TRANSFER AGENT FOR THE SHARES SHALL NOTIFY THE CORPORATION IMMEDIATELY. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE INCENTIVE STOCK OPTION IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE OR UNTIL TRANSFERRED AS DESCRIBED ABOVE.

A STATEMENT OF ALL THE DESIGNATIONS, PREFERENCES, RIGHTS AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS GRANTED TO OR IMPOSED UPON THE RESPECTIVE CLASSES AND/OR SERIES OF SHARES OF STOCK OF THE CORPORATION AND UPON THE HOLDERS THEREOF MAY BE OBTAINED BY ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

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      For Value Received, the undersigned hereby sells, assigns and transfers unto _____________________________________ Shares of the Capital Stock
represented by the within certificate, and does hereby irrevocably constitute and appoint _______________________________________ to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

      Dated _____________________________

                  In presence of


_____________________________                       ____________________________
          Witness                                         Registered Holder

Notice: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

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